EXHIBIT 99.1

Rockwell Medical Technologies, Inc. Reports Third Quarter Results; Sales Increase 50 Percent

WIXOM, Mich., Nov. 8, 2007 (PRIME NEWSWIRE) -- Rockwell Medical Technologies, Inc. (Nasdaq:RMTI), a leading, innovative manufacturer and developer of renal drug therapies and essential dialysate products, reported record quarterly sales of $11.1 million for the third quarter of 2007, up 50% over the third quarter of 2006. Sales for the first nine months of 2007 increased 60% compared to the first nine months of 2006. Third quarter loss per share was ($.04) compared to ($.14) in the third quarter last year. Rockwell's third quarter loss of ($432,912) included research and development expense of $735,393 for its physiological iron maintenance therapy drug (SFP).

 Third Quarter Highlights:
    * Sales increased 50% compared to third quarter 2006.
    * Domestic sales increased 80% over the third quarter of 2006.
    * Sequential revenue growth of 5% over the second quarter.
    * Third quarter loss of ($432,912) included R&D costs of $735,393.
    * Gross profit margins of 10.1% increased 2.1% over the third quarter of 2006.
    * Net loss was ($.04) per share; an improvement of $.10 per share over the third quarter of 2006.

 Nine Month Highlights:
    * Sales increased $11.7 million or 60.2% vs. year ago.
    * Domestic sales increased by 72% in the first nine months of 2007
      vs. year ago.
    * Net loss of ($2.6) million or ($.22) per share included R&D costs of $2.3 million.
    * Net loss of ($.22) per share improved $.09 per share compared to the first nine months of 2006.
    * Upgraded to the Nasdaq Global Market Exchange.

 SFP Highlights:
    * Commenced enrollment and dosing of SFP Phase II-b human clinical trial.
    * Completed pre-clinical safety pharmacology and toxicology studies for SFP.
    * Received final safety pharmacology and toxicology reports demonstrating a strong safety profile for SFP.
    * Granted SFP international patents in Japan and Mexico.

"Third quarter results were in line with our expectations reflecting substantial domestic market share gains, strong sequential sales growth and margin improvements over year ago levels, despite rising inflation on several key cost drivers including fuel and core raw material costs," stated Mr. Robert L. Chioini, Chairman and Chief Executive Officer.

Mr. Chioini also commented on SFP, "SFP is our lead renal drug therapy candidate offering high sales and earnings potential world-wide, and we achieved a significant milestone in Q3 this year when we began dosing patients in our Phase II-b clinical trial for SFP. Upon completing this study, we anticipate initiating final Phase III development and ultimately gaining FDA market approval."

Rockwell will be hosting a conference call to review its third quarter results on Thursday, November 8, 2007 at 11:00 am EST. Investors are encouraged to call in several minutes in advance at (800) 776-0087 to hear the call or they may listen on the web at the following link: http://investor.shareholder.com/media/eventdetail.cfm?mediaid=28092&c=RMTI&mediakey=78D663E75CC8CBE67E9D20F7EE8FE739&e=0

See www.rockwellmed.com for more details and playback options.

About Rockwell Medical

Rockwell Medical Technologies, Inc. is a leading, innovative manufacturer and developer of renal drug therapies and critical products focused on improving the quality of care for dialysis patients. Dialysis is a process that duplicates kidney function for those patients whose kidneys have failed to work and who suffer from chronic kidney failure, a condition also known as end-stage-renal-disease (ESRD). There are an estimated 360,000 ESRD patients in the United States growing approximately 4-5% on average each year. There are approximately 2 million ESRD patients world-wide. Rockwell's products are used to maintain life, removing toxins and replacing nutrients in the dialysis patient's bloodstream. Rockwell has licensed and is currently developing proprietary renal drug therapies for both iron-delivery and carnitine/vitamin-delivery, utilizing its dialysate as the delivery mechanism. These exclusive renal drug therapies support disease management initiatives to improve the quality of care for dialysis patients and are designed to deliver safe and effective therapy to patients while decreasing nursing time and supply cost. The Company offers the proprietary Dri-Sate(r) Dry Acid Concentrate Mixing System, RenalPure(r) Liquid Acid Concentrate, SteriLyte(r) Liquid Bicarbonate Concentrate, RenalPure(r) Powder Bicarbonate Concentrate, Blood Tubing Sets, Fistula Needles and a wide range of ancillary dialysis items. Visit Rockwell's website at www.rockwellmed.com for more information.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When we use words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "projected," "intend" or similar expressions, or make statements regarding our intent, belief, or current expectations, we are making forward-looking statements. While we believe these forward-looking statements are reasonable, you should not place undue reliance on any such forward-looking statements which are based on information available to us on the date of this release. Because these forward-looking statements are based upon estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different. Factors which could cause such a difference include, without limitation, the risk factors set forth in the Company's SEC filings, including its Form 10-Q for the quarter ended September 30, 2007 and its Form 10-KSB for the year ended December 31, 2006. The forward-looking statements should be considered in light of these risks and uncertainties. We do not undertake, and expressly disclaim any obligation, to update or alter our statements whether as a result of new information, future events or otherwise, except as required by law.

           ROCKWELL MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARY

                    CONSOLIDATED INCOME STATEMENTS

                  For the three and nine months ended
               September 30, 2007 and September 30, 2006

                            (Whole dollars)
                              (Unaudited)

               Three Months  Three Months   Nine Months   Nine Months
                   Ended        Ended          Ended         Ended
                 Sept. 30,     Sept. 30,      Sept. 30,     Sept. 30,
                    2007          2006          2007          2006
               ------------  ------------   -----------   -----------
 Sales         $11,073,774   $ 7,379,201    $31,096,399   $19,410,357
 Cost
  of Sales       9,953,863     6,785,796     28,942,171    17,568,497
               -----------   -----------    -----------   -----------
   Gross
    Profit       1,119,911       593,405      2,154,228     1,841,860
 Selling,
  General
  and Admini-
  strative         765,457       592,767      2,288,903     1,912,544
 Research
  and
  Product
  Development      735,393     1,621,821      2,319,452     3,381,643
               -----------   -----------    -----------   -----------
   Operating
    (Loss)        (380,939)   (1,621,183)    (2,454,127)   (3,452,327)
 Interest
  Expense
  (Income), net     51,973           486        101,924       (32,383)
               -----------   -----------    -----------   -----------
   Net (Loss)  $  (432,912)  $(1,621,669)   $(2,556,051)  $(3,419,944)
               ===========   ===========    ===========   ===========

 Basic
  Earnings
  (Loss)
  per Share    $      (.04)  $      (.14)   $      (.22)  $      (.31)

 Diluted
  Earnings
  (Loss)
  per Share    $      (.04)  $      (.14)   $      (.22)  $      (.31)

          ROCKWELL MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARY

                      CONSOLIDATED BALANCE SHEETS

            As of September 30, 2007 and December 31, 2006

                                        SEPTEMBER 30,   DECEMBER 31,
                                            2007            2006
                                         (Unaudited)
     ASSETS                             ------------    ------------

 Cash and Cash Equivalents              $         --    $  2,662,873
 Accounts Receivable, net
  of a reserve of $105,930 in
  2007 and $72,500 in 2006                 4,918,464       3,474,402
 Inventory                                 2,793,993       2,660,098
 Other Current Assets                        317,716         261,473
                                        ------------    ------------
   Total Current Assets                    8,030,173       9,058,846

 Property and Equipment, net               2,841,601       2,587,771
 Intangible Assets                           428,930         457,846
 Goodwill                                    920,745         920,745
 Other Non-current Assets                    125,667         127,625
                                        ------------    ------------
   Total Assets                         $ 12,347,116    $ 13,152,833
                                        ============    ============

     LIABILITIES AND SHAREHOLDERS' EQUITY

 Short Term Borrowings                  $  1,800,000    $         --
 Notes Payable & Capitalized
  Lease Obligations                          232,984         369,551
 Accounts Payable                          2,971,652       2,920,258
 Accrued Liabilities                         851,856       1,114,592
 Customer Deposits                            45,729          48,274
                                        ------------    ------------
   Total Current Liabilities               5,902,221       4,452,675

 Long Term Notes Payable &
  Capitalized Lease Obligations              240,734         326,045

   Shareholders' Equity:
 Common Shares, no par value,
  11,634,749 and 11,500,349 shares
  issued and outstanding                  23,533,808      23,147,709
 Accumulated Deficit                     (17,329,647)    (14,773,596)
                                        ------------    ------------
   Total Shareholders' Equity              6,204,161       8,374,113
                                        ------------    ------------

   Total Liabilities And
    Shareholders' Equity                $ 12,347,116    $ 13,152,833
                                        ============    ============

CONTACT:  Rockwell Medical Technologies, Inc.
          Investor Relations
          Ronald J. Aubrey
            (866) 565-6139
          Thomas Klema, CFO
            (248) 960-9009